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                                                                   EXHIBIT 10.12
                              SUBLEASE AGREEMENT

             SUITE 1,680 WEST MAUDE AVENUE, SUNNYVALE, CALIFORNIA

     This Sublease Agreement (the "Sublease"), which is dated for reference purposes only on March 15 1999 (the "Effective Date") is entered, by and between PROLIFIX MEDICAL, INC., a Delaware corporation ("Sublandlord") and FOUNDRY NETWORKS, a Delaware corporation ("Subtenant"). Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord, Suite 1 within the premises situated in the City of Sunnyvale, County of Santa Clara, State of California consisting of approximately nine thousand five hundred two (9,502) usable square feet of space on the first floor at 680 West Maude Avenue, Sunnyvale, California 94086 (the "Subleased Premises").

                                   ARTICLE 1

                       MASTER LEASE AND OTHER AGREEMENTS

     Section 1.1  Applicable Provisions. Except as specifically set forth
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herein, this Sublease is subject to and subordinate to all of the terms and conditions of that certain STANDARD NNN LEASE - Multi-Tenant Property, dated July 8, 1998 by and between LIMAR REALTY CORP. #27, a California corporation ("Master Landlord") and Sublandlord as Tenant, (the "Master Lease"). Subtenant shall not commit or permit to be committed anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any fight of termination or forfeiture reserved or vested in Master Landlord under the Master Lease. In the event of the termination of Sublandlord's interest as Tenant under the Master Lease for any reason other than for Sublandlord's breach, this Sublease shall terminate automatically upon such termination without any liability of Master Landlord or Sublandlord to Subtenant.

     Section 1.2  Applicable Provisions. All of the terms and provisions
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contained in the Master Lease as they pertain to the Subleased Premises
(identified as the "Expansion Premises" in the Master Lease) except for Sections 1.a., 1.b., 1.c., 1.e.(1), 1.g., 1.h., 1.i.(1), 1.j.(1), 1.k., 1.1., 1.m., 1.n.,
1.o., 1.p., 1.q., 2.a., 3, 4.a., 4.b., 4.d., 6, 13.a., 17.a., 17.e., 29, 30, 31,
32, 33.d., and those terms and provisions directly contradicted by the terms and conditions contained in this document are hereby incorporated herein by this reference, and shall be terms and conditions of this Sublease (with each reference therein to "Landlord," "Tenant," and "Lease" to be deemed to refer to Sublandlord, Subtenant, and Sublease, respectively) and, along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease.

     Section 1.3  No Default of Master Lease. Sublandlord represents and
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warrants to Subtenant, as follows' (i) Sublandlord is not in default of any of its obligations under the Master Lease, and Sublandlord knows of no event or present condition, which, with the passing of time or otherwise, could give rise to an event of default under the Master Lease on the part of Sublandlord; (ii) Sublandlord is not in default of any of its obligations under the

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Master Lease and Master Landlord knows of no event or present condition, which, with the passing of time or otherwise, could give rise to an event of default under the Master Lease on the part of Master Landlord; and (iii) Sublandlord has not previously assigned any interest in the Master Lease or in the Subleased Premises to any party, and that by this Sublease, Sublandlord is giving to Subtenant quiet use and quiet possession of the Subleased Premises.

                                   ARTICLE 2

                                     TERM

     Section 2.1  Initial Term of the Sublease. The initial term of this
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Sublease shall be for a period of nine (9) months commencing on June 1, 1999
(the "Commencement Date") and expiring on February 29, 2000 (the "Expiration Date"), unless sooner terminated pursuant to either: (i) any provision hereunder, or (ii) the expiration or earlier termination of the Master Lease.

     Section 2.2  Subtenant's Option to Extend Term of the Sublease. If
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Subtenant has not been in default of any of its obligations under this Sublease, and this Sublease has not been terminated, Subtenant shall have one (1) option to extend the term of this Sublease for an additional period of three (3) months by giving Sublandlord written notice of its intent to exercise such option to extend (the "Extension Option Notice") at a time no later than sixty (60) days prior to the Expiration Date. Upon exercise of the option, the term of this Sublease shall be extended for an additional period of three (3) months from the Expiration Date (the "Option Period") until May 31, 2000 (the "Extended Expiration Date"), upon the same terms and conditions as set forth in this Sublease, except that the option to extend granted in this section shall be eliminated. Following the timely and proper exercise of the option to extend granted to Subtenant herein, all references in this Sublease to the Expiration Date shall be construed to mean and refer to the Extended Expiration Date, as defined herein.

                                   ARTICLE 3

                                     RENT

     Section 3.1  Rent. During the term of this Sublease, Subtenant shall pay to
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Sublandlord basic rent and additional rent for the use and occupancy of the
Subleased Premises, determined and adjusted in accordance with the provisions of this Sublease, payable monthly in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor. Payment for the basic rent due for the first full calendar month of the term of this Sublease shall be due and payable upon execution of this Sublease by Subtenant; thereafter, all rents shall be due and payable in advance on the first day of each and every calendar month during the term of this Sublease. Notwithstanding the foregoing, Subtenant acknowledges the fight of Master Landlord to collect the rents directly from Subtenant in the event of a default by Sublandlord under the Master Lease. Subtenant, upon receipt of written notice from Master Landlord of the occurrence of such an event of default under the Master Lease, shall make all rent payments to Master Landlord. If Subtenant's obligation to pay rent should commence upon a day other

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than the first day of a calendar month or terminate on a day other than the last day of a calendar month, rents for such partial month(s) shall be prorated on the basis of a thirty (30) day month. If, after Subtenant shall have prepaid its first month's rent in full as required herein, the term of this Sublease should commence on a day other than the first day of a calendar month, Subtenant shall receive a rent credit against the rent due and payable on the first day of the second calendar month of the term of this Sublease in an amount equal to the unused portion of such prepaid rent.

     Section 3.2  Basic Rent and Additional Rent. Each month during the term of
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this Sublease Subtenant shall pay to Sublandlord basic rent (the "Basic Rent")
in the amount of eighteen thousand fifty-three dollars and eighty cents ($18,053.80), together with Subtenant's share of "Operating Expenses" (as defined in Section 5 of the Master Lease) and all other costs and expenses otherwise payable by Sublandlord under the Master Lease (collectively referred to herein as "Additional Rent"). Sublandlord shall have the same remedies with respect to non-payment of Additional Rent as Sublandlord possesses with respect to non-payment of Basic Rent. (Basic Rent and Additional Rent are sometimes collectively referred to herein as "Rent" and/or "Rents".)

                                   ARTICLE 4

                           CONDITION OF THE PREMISES

     Section 4.1  Subleased Premises "As-Is". Sublandlord shall deliver the
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Subleased Premises to Subtenant in "as-is" condition, with all faults, and, except as set forth in Section 4.2 below, Sublandlord makes no warranties of any nature with respect to the condition or prospective use of the Subleased Premises. Subtenant accepts the Subleased Premises in its condition existing as of the Commencement Date subject to all applicable zoning, municipal, county, and state laws, and ordinances regarding the use of the Subleased Premises. Subtenant acknowledges that' (i) neither Sublandlord nor Master Landlord have made any representations or warranties as to the condition of the Subleased Premises or its suitability for Subtenant's purposes; and (ii) any alterations or improvements to the Subleased Premises (Section 7.3 of this Sublease) shall be at Subtenant's sole cost and expense, and Subtenant has no right, claim, or interest, in or to Landlord's Construction Allowance (as defined in Section 29.A. of the Master Lease), or any portion thereof.

     Section 4.2  Hazardous Materials. Sublandlord represents and warrants to
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Subtenant that, to the best of Sublandlord's knowledge, on the date of execution of this Sublease by Sublandlord, the Subleased Premises are free from any "Hazardous Materials" (as defined in Section 8.f. of the Master Lease) or spills requiring notification or reporting to any governmental regulatory agency. As used herein, the phrase "to the best of Sublandlord's knowledge" shall mean the actual knowledge of the individuals executing this Sublease on behalf of Sublandlord at the time of such execution, and shall impose no duty upon such persons to inquire or investigate.

     Section 4.3  Indemnity. Sublandlord and Subtenant (each an "indemnifying
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party") shall each indemnify, defend and hold the other harmless from any and all actions, claims,

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damages, expenses, liabilities or losses, including, without limitation, attorneys' fees and costs of suit, arising from the presence of Hazardous Materials in, on, or about the Subleased Premises as the result of any action (whether or not otherwise permitted under this Sublease) or wrongful failure to act on the part of such indemnifying party, or the, agents, employees, contractors, or invitees of such indemnifying party. The respective fights and obligations of Sublandlord and Subtenant under this section shall survive the expiration or earlier termination of this Sublease.

                                   ARTICLE 5

                               SECURITY DEPOSIT

     Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the amount of eighteen thousand fifty-three dollars and eighty cents ($18,053.80) as a security deposit to be held by Sublandlord as security for the faithful performance by Subtenant of all the terms and conditions of the Sublease and for those purposes as set forth in, the Security Deposit section of the Master Lease. If Subtenant fully and faithfully performs all of its obligations hereunder, then the security deposit shall be returned to Subtenant (without payment of interest on earnings or earnings thereon) within thirty (30) days after the expiration or earlier termination of this Sublease.

                                   ARTICLE 6

                                   INSURANCE

     Subtenant shall secure and maintain at Subtenant's expense commercial general liability insurance and personal property damage insurance in the amounts and pursuant to applicable terms for such insurance in the Master Lease. Such insurance shall name Sublandlord and Master Landlord as additional insureds.

                                   ARTICLE 7

                    USE OF PREMISES; PARKING; IMPROVEMENTS

     Section 7.1  Use of Subleased Premises. Subtenant shall use and occupy the
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Subleased Premises for the purpose of office, research, and development, sales, light assembly and other related legal uses consistent with the terms of the Master Lease.

     Section 7.2  Parking. Subtenant shall have the right to use the parking
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allocated to the Subleased Premises under the Master Lease.

     Section 7.3  Alterations and Improvements. Subtenant shall not make any
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alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of both Sublandlord and Master Landlord, which consent may be withheld in the sole and absolute determination of Master Landlord, but shall not be unreasonably withheld by Sublandlord. On termination of the Sublease, Subtenant shall

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remove any and all such improvements made by Subtenant as directed by
Sublandlord and/or Master Landlord, but shall not be responsible for removal of any improvements or alterations made by Sublandlord. Subtenant acknowledges that all such improvements approved by Master Landlord and Sublandlord shall be at the sole and absolute cost of Subtenant, and that, notwithstanding any provision of the Master Lease to the contrary, there is no improvement allowance of any nature available to Subtenant from either Master Landlord or Sublandlord.

     Section 7.4  Signage. Subtenant shall have the fight to use the signage
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allocated to the Subleased Premises under the Master Lease.

                                   ARTICLE 8

                                    NOTICE

     Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party shall be addressed at the addresses set forth below. Either party may change its address or its copy address by notifying the other party of the change of address.

     Sublandlord                        Subtenant
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     Prolifix Medical, Inc.             Foundry Networks
     680 West Maude Avenue              680 West Maude Avenue
     Suite 2                            Suite 1
     Sunnyvale, CA 94086                Sunnyvale, CA 94086

                                   ARTICLE 9

                                 MISCELLANEOUS

     Section 9.1  Entire Agreement. This Sublease constitutes the entire
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agreement between the parties with respect to the matters described or referred to herein, and Sublandlord has made no representations or warranties to Subtenant except as expressly set forth herein. This Sublease may only be amended in writing signed by both parties hereto.

     Section 9.2  Counterparts. This Sublease may be executed in two or more
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identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.3  Attorneys' Fees. In the event of any suit, action, or
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proceeding brought by either party for the breach of any term hereof, or to enforce any provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees in addition to court costs and other expenses of litigation in said action or proceeding. For the purpose of this section, "prevailing party" includes without limitation a party who agrees to dismiss an action or

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proceeding upon the other's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.

     Section 9.4  Brokers. Sublandlord and Subtenant represent and warrant to
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each other that each has not dealt with any broker, agent, finder, or other such person with respect to this sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person.

                                  ARTICLE 10

                              CONSENT TO SUBLEASE

     This Sublease shall not be effective unless and until Master Landlord consents to this Sublease in accordance with the terms of the Master Lease.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease on the date first set forth above.

SUBLANDLORD.                        SUBTENANT:

PROLIFIX MEDICAL, INC.              FOUNDRY NETWORKS,
a Delaware corporation              a Delaware corporation


/s/ Greg R Patterson                /s/ Timothy D Heffner
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By: Greg R Patterson                By:  Timothy D Heffner
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Its:Pres/CEO                        Its: CHIEF FINANCIAL OFFICER
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________________________            ____________________________

By:_____________________            By:_________________________

Its:____________________            Its:________________________

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